ENERGY TRANSFER PARTNERS, L.P.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information of Energy Transfer Partners, L.P. (“ETP”) reflects the pro forma impacts of (i) ETP's contribution of its propane operations to AmeriGas Partners, L.P. (“AmeriGas”) in exchange for approximately $1.46 billion in cash and approximately 29.6 million common units representing limited partner interests in AmeriGas (the “Propane Transaction”) and (ii) ETP's Citrus Transaction (as defined below).

The unaudited pro forma condensed consolidated balance sheet gives effect to the Propane Transaction and the Citrus Transaction as if both had occurred on December 31, 2011; the unaudited pro forma condensed consolidated statement of operations assumes that both transactions were consummated on January 1, 2011. The unaudited pro forma condensed balance sheet and condensed consolidated statements of operations should be read in conjunction with ETP's Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2012.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Propane Transaction and/or Citrus Transaction had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.

Propane Transaction
On January 12, 2012, ETP contributed its propane operations, consisting of Heritage Operating, L.P. ("HOLP") and Titan Energy Partners, L.P. ("Titan") (collectively, the “Propane Business”) to AmeriGas. ETP received approximately $1.46 billion in cash and approximately 29.6 million AmeriGas Common Units valued at $1.12 billion at the time of the contribution. AmeriGas also assumed approximately $71.0 million of existing HOLP debt. The cash proceeds were used to complete the redemption of $750 million of aggregate principal amount of ETP senior notes and to repay borrowings on ETP's revolving credit facility.

Citrus Transaction
On March 26, 2012, Energy Transfer Equity, L.P. ("ETE") consummated the acquisition of Southern Union Company ("Southern Union") and, concurrently with the closing of the Southern Union acquisition, CrossCountry Energy, LLC ("CrossCountry"), a subsidiary of Southern Union that indirectly owns a 50% interest in Citrus Corp., merged with a subsidiary of ETP and, in connection therewith, ETP paid $1.895 billion in cash and issued $105 million of ETP Common Units (the “Citrus Transaction”). ETP used cash proceeds from its completed public offering of $2 billion of aggregate principal amount of senior notes to fund the cash portion of the purchase price of the Citrus Transaction. As a result of the consummation of the Citrus Transaction, ETP owns CrossCountry which in turn owns a 50% interest in Citrus Corp. The other 50% interest in Citrus Corp. is owned by El Paso Corporation. In conjunction with the Citrus Transaction, ETE agreed to relinquish its rights to approximately $220 million of the incentive distributions from ETP that ETE would otherwise be entitled to receive over 16 consecutive quarters.

Pending Sunoco Merger
On April 30, 2012, ETP announced its entry into a definitive merger agreement whereby ETP will acquire Sunoco, Inc. ("Sunoco") in a common unit and cash transaction valued at $5.3 billion based on the closing price of ETP's common units on April 27, 2012. This transaction is expected to close in the third or fourth quarter of 2012, subject to approval by Sunoco's shareholders and customary regulatory approvals. The following unaudited pro forma condensed consolidated financial information of ETP does not reflect this pending merger, which was announced subsequent to the consummation of the Citrus Transaction.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2011
(in thousands)

	ETP Historical	Propane Transaction Pro Forma Adjustments		ETP as Adjusted for Propane Transaction	Citrus Transaction Pro Forma Adjustments		ETP Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$106,816	$(52,799)	a	$313,517	$—		$313,517
		259,500	b
Marketable securities	1,229	(1,218)	a	11	—		11
Accounts receivable, net of allowance for doubtful accounts	568,579	(126,935)	a	441,644	—		441,644
Accounts receivable from related companies	81,753	—		81,753	—		81,753
Inventories	306,740	(98,149)	a	208,591	—		208,591
Exchanges receivable	18,808	—		18,808	—		18,808
Price risk management assets	11,429	—		11,429	—		11,429
Other current assets	180,140	(21,938)	a	158,202	—		158,202
Total current assets	1,275,494	(41,539)		1,233,955	—		1,233,955

PROPERTY, PLANT AND EQUIPMENT, net	12,306,366	(732,848)	a	11,573,518	—		11,573,518

ADVANCES TO AND INVESTMENTS IN AFFILIATES	200,612	1,123,007	b	1,323,619	2,000,000	c	3,323,619
LONG-TERM PRICE RISK MANAGEMENT ASSETS	25,537	—		25,537	—		25,537
GOODWILL	1,219,597	(615,826)	a	603,771	—		603,771
INTANGIBLE ASSETS, net	331,409	(147,118)	a	184,291	—		184,291
OTHER NON-CURRENT ASSETS, net	159,601	(7,723)	a	151,878	—		151,878
Total assets	$15,518,616	$(422,047)		$15,096,569	$2,000,000		$17,096,569

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2011
(in thousands)

	ETP Historical	Propane Transaction Pro Forma Adjustments		ETP as Adjusted for Propane Transaction	Citrus Transaction Pro Forma Adjustments		ETP Pro Forma
LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$401,053	$(45,172)	a	$355,881	$—		$355,881
Accounts payable to related companies	33,373	(27,770)	a	5,603	—		5,603
Exchanges payable	17,906	—		17,906	—		17,906
Price risk management liabilities	79,518	(4,061)	a	75,457	—		75,457
Accrued and other current liabilities	629,202	(143,639)	a	485,563	—		485,563
Current maturities of long-term debt	424,117	(24,117)	a	108,000	—		108,000
		(292,000)	b
Total current liabilities	1,585,169	(536,759)		1,048,410	—		1,048,410

LONG-TERM DEBT, less current maturities	7,388,170	(56,927)	a	6,558,743	1,895,000	c	8,453,743
		(772,500)	b
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	42,303	(61)	a	42,242	—		42,242
OTHER NON-CURRENT LIABILITIES	152,550	(3,484)	a	149,066	—		149,066

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
General Partner	181,646	(22,937)	a	196,148	—		196,148
		37,439	b
Limited Partners:
Common Unitholders	5,533,492	(1,476,153)	a	6,466,907	105,000	c	6,571,907
		2,409,568	b
Accumulated other comprehensive income	6,569	(233)	a	6,336	—		6,336
Total partners’ equity	5,721,707	947,684		6,669,391	105,000		6,774,391
Noncontrolling interest	628,717	—		628,717	—		628,717
Total equity	6,350,424	947,684		7,298,108	105,000		7,403,108
Total liabilities and equity	$15,518,616	$(422,047)		$15,096,569	$2,000,000		$17,096,569

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2011
(dollars in thousands, except per unit data)

	ETP Historical	Propane Transaction Pro Forma Adjustments		ETP as Adjusted for Propane Transaction	Citrus Transaction Pro Forma Adjustments		ETP Pro Forma
REVENUES:
Natural gas sales	$2,536,257	$—		$2,536,257	$—		$2,536,257
NGL sales	1,132,023	—		1,132,023	—		1,132,023
Gathering, transportation and other fees	1,513,802	—		1,513,802	—		1,513,802
Retail propane sales	1,360,653	(1,314,420)	a	46,233	—		46,233
Other	307,705	(113,094)	a	194,611	—		194,611
Total revenues	6,850,440	(1,427,514)		5,422,926	—		5,422,926
COSTS AND EXPENSES:
Cost of products sold	4,189,353	(845,369)	a	3,343,984	—		3,343,984
Operating expenses	773,767	(328,137)	a	445,630	—		445,630
Depreciation and amortization	430,904	(78,256)	a	352,648	—		352,648
Selling, general and administrative	211,609	(46,776)	a	164,833	—		164,833
Total costs and expenses	5,605,633	(1,298,538)		4,307,095	—		4,307,095
OPERATING INCOME	1,244,807	(128,976)		1,115,831	—		1,115,831
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(474,113)	8,700	a	(403,313)	(110,858)	e	(514,171)
		62,100	b
Equity in earnings of affiliates	25,836	55,298	b	81,134	92,690	f	173,824
Losses on disposal of assets	(3,188)	2,837	a	(351)	—		(351)
Losses on non-hedged interest rate derivatives	(77,409)	—		(77,409)	—		(77,409)
Allowance for equity funds used during construction	957	—		957	—		957
Impairment of investment in affiliates	(5,355)	—		(5,355)	—		(5,355)
Other, net	4,442	(616)	a	3,826	—		3,826
INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)	715,977	(657)		715,320	(18,168)		697,152
Income tax expense (benefit)	18,815	(3,593)	a	15,222	—		15,222
NET INCOME	697,162	2,936		700,098	(18,168)		681,930
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	28,188	—		28,188	—		28,188
NET INCOME ATTRIBUTABLE TO PARTNERS	668,974	2,936		671,910	(18,168)		653,742
GENERAL PARTNER'S INTEREST IN NET INCOME	433,148	48	d	433,196	(55,298)	g	377,898
LIMITED PARTNERS' INTEREST IN NET INCOME	$235,826	$2,888	d	$238,714	$37,130	g	$275,844
BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.10			$1.11			$1.28
BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	207,245,106			207,245,106			209,494,198	h
DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.10			$1.11			$1.27
DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	208,154,303			208,154,303			210,403,395	h

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

ENERGY TRANSFER PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA INFORMATION

(a)	To record the deconsolidation of ETP's propane operations in connection with the Propane Transaction with AmeriGas.

(b)
To record the pro forma impacts from the consideration received in connection with the Propane Transaction, including (i) ETP's receipt of AmeriGas common units representing approximately 34% of the limited partner interests in AmeriGas, and (ii) ETP's use of cash proceeds from the transaction to redeem long-term debt. The unaudited pro forma condensed consolidated statements of operations include adjustments to reduce interest expense resulting from the repayment of (i) $402.3 million of outstanding borrowings on ETP's revolving credit facility based on the amount outstanding as of January 1, 2011 and (ii) the redemption of $750 million of aggregate principal amount of ETP's senior notes.

The unaudited pro forma condensed consolidated statements of operations also include adjustments to equity in earnings of affiliates to reflect net impact of (i) ETP's proportionate share of limited partners' interest in net income attributable to AmeriGas and (ii) amortization of the pro forma excess fair value associated with ETP's interest in AmeriGas. ETP's equity in earnings of AmeriGas reflected in its unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 are based on the pro forma earnings of AmeriGas for the twelve month period ended December 31, 2011 including the earnings of the Propane Business.

(c)	To record the $2.0 billion contribution for ETP's 50% interest in Citrus Corp. consisting of $1.895 billion in issuance of debt and the issuance of $105 million of ETP common units.

(d)	To reflect changes in amounts attributable to general and limited partners based on the impacts of pro forma adjustments (a) and (b) above.

(e)	To record interest expense at ETP's actual weighted average rate of 5.85% from incremental debt of $1.895 billion in connection with the Citrus Transaction.

(f)	To record ETP's 50% share in equity in earnings of Citrus Corp.

(g)
To reflect changes in amounts attributable to general and limited partners based on (i) pro forma changes in earnings resulting from adjustments (e) and (f) above, (ii) the change in relative ownership percentage between the general partner and limited partners that would be presumed to occur upon issuance of $105 million of ETP Common Units in connection with the Citrus Transaction, and (iii) the impact for the period presented of ETE's relinquishment of $13.75 million per quarter of incentive distributions in connection with the Citrus Transaction.

(h)	The pro forma average number of limited partner units outstanding reflects ETP's issuance of $105 million of ETP Common Units issued in connection with the Citrus Transaction.